Exhibit 99.2

CONSENT OF LAZARD FRÈRES & CO. LLC

March 18, 2019

The Board of Directors

Versum Materials, Inc.

8555 South River Parkway

Tempe, Arizona 85284

Dear Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 27, 2019, to the Board of Directors of Versum Materials, Inc. (“Versum”) as Annex D to, and reference thereto under the headings “Summary — Opinion of Versum’s Financial Advisor,” and “The Merger — Opinion of Versum’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Versum and Entegris, Inc. (“Entegris”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Entegris (as amended, the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRÈRES & CO. LLC

By: /s/ Atish Basu

Name:	Atish Basu
Title:	Managing Director